Exhibit 19.1

 Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report

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  Collection Period                                                                                                     April, 2002
  Distribution Date                                                                                                         5/15/02
  Transaction Month                                                                                                               4

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                           Dollar Amount       # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $26,965,798.59               $11,702.04          $26,977,500.63
  Repurchased Loan Proceeds Related to Interest                          35,838.79                     0.00               35,838.79
                                                                         ---------                     ----               ---------
      Total                                                         $27,001,637.38               $11,702.04          $27,013,339.42

  Servicer Advances:
  Principal Advances                                                         $0.00               $20,234.26              $20,234.26
  Interest Advances                                                   4,720,858.15                   999.26            4,721,857.41
                                                                      ------------                   ------            ------------
      Total                                                          $4,720,858.15               $21,233.52           $4,742,091.67

  Principal:
  Principal Collections                                            $123,134,325.96              $425,235.49         $123,559,561.45
  Prepayments in Full                                                60,286,555.57                58,343.75           60,344,899.32
  Prepayments in Full Due to Administrative Repurchases                       0.00                10,048.10               10,048.10
  Repurchased Loan Proceeds Related to Principal                      3,061,120.64                     0.00            3,061,120.64
  Payahead Draws                                                              0.00                23,166.76               23,166.76
                                                                              ----                ---------               ---------
      Total                                                        $186,482,002.17              $516,794.10         $186,998,796.27

  Liquidation Proceeds                                                                                                $1,634,624.89
  Recoveries from Prior Month Charge-Offs                                                                                 24,860.67
                                                                                                                          ---------
      Total Principal Collections                                                                                   $188,658,281.83

  Principal Losses for Collection Period                                                                              $3,190,807.19
  Total Regular Principal Reduction                                                                                 $190,209,837.72

  Total Collections                                                                                                 $220,413,712.92

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $220,413,712.92
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $220,413,712.92



                                                          Page 1

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                     April, 2002
  Distribution Date                                                                                                         5/15/02
  Transaction Month                                                                                                               4

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $4,553,440.12        $4,553,440.12                $0.00
   Amount per $1,000 of Original Balance               0.77                 0.77                 0.00

Net Swap Payment                              $2,801,487.50

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $225,161.27          $225,161.27               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,095,416.67         1,095,416.67                0.00                 0.00                0.00
   Class A2 B Notes                   2,531,666.67         2,531,666.67                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   2,871,000.00         2,871,000.00                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                         $11,123,653.76       $11,123,653.76               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:    $11,702,233.76       $11,702,233.76               $0.00                $0.00               $0.00

  Total Available for Principal Distribution  $201,356,551.54

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount          668,681.75
   Third Priority Distribution Amount       115,716,000.00
   Regular Principal Distribution Amount    138,455,183.83
                                            --------------
      Principal Distribution Amount        $254,839,865.58

  Noteholder Principal Distributions:
   Class A1 Notes                                       $148,457,983.44
   Class A2 A Notes                                       13,854,386.88
   Class A2 B Notes                                       39,044,181.22
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $201,356,551.54

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----
  Total Note and Certificate Principal Paid:            $201,356,551.54

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $220,413,712.92
  Total Distribution (incl. Servicing Fee) $220,413,712.92


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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                     April, 2002
  Distribution Date                                                                                                         5/15/02
  Transaction Month                                                                                                               4

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $204.77                   $0.31                  $205.08
  Class A2 A Notes                                              25.19                    1.99                    27.18
  Class A2 B Notes                                              25.19                    1.63                    26.82
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.65                     1.65
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $34.80                   $1.92                   $36.72

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $34.12                   $1.98                   $36.10

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $5,209,223,983.44       0.9003517                $5,007,867,431.90       0.8655496
  Class A1 Notes                              148,457,983.44       0.2047696                             0.00       0.0000000
  Class A2 A Notes                            550,000,000.00       1.0000000                   536,145,613.12       0.9748102
  Class A2 B Notes                          1,550,000,000.00       1.0000000                 1,510,955,818.78       0.9748102
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $5,324,939,983.44       0.9023056                $5,123,583,431.90       0.8681859

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.95%                                           6.95%
  Weighted Average Remaining Maturity (WAM)             48.10                                           47.32
  Remaining Number of Receivables                     350,959                                         343,877
  Portfolio Receivable Balance              $5,464,128,144.83                               $5,273,918,307.11

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $22,739,183.83
  Specified Credit Enhancement Amount                                                                        $52,739,183.07
  Yield Supplement Overcollateralization Amount                                                             $181,079,005.42
  Target Level of Overcollateralization                                                                     $203,818,189.25

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                     April, 2002
  Distribution Date                                                                                                         5/15/02
  Transaction Month                                                                                                               4


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,634,624.89
  Recoveries from Prior Month Charge-Offs                                                                                $24,860.67
  Total Principal Losses for Collection Period                                                                        $3,190,807.19
  Charge-off Rate for Collection Period (annualized)                                                                          0.34%
  Cumulative Net Losses for all Periods                                                                               $2,801,845.82


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,759                $43,130,096.09
  61-90 Days Delinquent                                                                           390                 $6,145,405.01
  91-120 Days Delinquent                                                                          122                 $2,008,554.85
  Over 120 Days Delinquent                                                                         60                 $1,085,865.99

  Repossesion Inventory                                                                           324                 $5,272,876.94


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0885%
  Preceding Collection Period                                                                                               0.1611%
  Current Collection Period                                                                                                 0.3423%
  Three Month Average                                                                                                       0.1973%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1010%
  Preceding Collection Period                                                                                               0.1362%
  Current Collection Period                                                                                                 0.1663%
  Three Month Average                                                                                                       0.1345%



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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                     April, 2002
  Distribution Date                                                                                                         5/15/02
  Transaction Month                                                                                                               4

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $11,234,225.85                    $94,536.35
  New Advances                                                                           4,668,431.68                     21,220.04
  Servicer Advance Recoveries                                                            4,357,756.96                     38,913.40
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                             $11,544,900.57                    $76,842.99

  Current Month Interest Advances for Prepaid Loans                                        $52,426.47                        $13.48

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $74,650.81
  Additional Payaheads                                                                                                    70,664.94
  Payahead Draws                                                                                                          82,193.91
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                        $63,121.84




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